EX-99.906CERT



                                 CERTIFICATIONS
                                 --------------

James A. Casselberry, Jr., Chief Executive Officer and Chief Financial Officer of Millennium Income Trust (the "Registrant"), certifies that:

     1. The Registrant's periodic report on Form N-CSR for the period ended September 30, 2003 (the "Form N-CSR") fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

     2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

Millennium Income Trust


/s/ James A. Casselberry, Jr.
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James A. Casselberry, Jr., President and Treasurer

Date:  December 1, 2003



A SIGNED ORIGINAL OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906, OR OTHER DOCUMENT AUTHENTICATING, ACKNOWLEDGING OR OTHERWISE ADOPTING THE SIGNATURE THAT APPEARS IN TYPED FORM WITHIN THE ELECTRONIC VERSION OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906, HAS BEEN PROVIDED TO MILLENNIUM INCOME TRUST AND WILL BE RETAINED BY MILLENNIUM INCOME TRUST AND FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.